EXHIBIT 3(A)

                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                           SPECIMEN STOCK CERTIFICATES

NUMBER                                                                    SHARES

                                   PEPPERMILL
                                     CAPITAL
                                   CORPORATION

                                                           CUSIP NO. 713398 10 5

                   Authorized Common Stock: 200,000,000 Shares
                                Par Value: $0.001


THIS CERTIFIES THAT



IS THE  RECORD HOLDER OF

     -Shares of PEPPERMILL CAPITAL CORPORATION Common Stock - transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrant.

     Witness the facsimile seal of the Corporation and the facsimile of its duly authorized officers.


Dated:



-------------------------------------    --------------------------------------
                            Secretary                                  President

Not valid unless countersigned by transfer agent

                                       Countersigned Registered:
                                    NEVADA AGENCY AND TRUST COMPANY
                                   50 WEST LIBERTY STREET, SUITE 880
                                  RENO, NEVADA, 89501   By
                                                          ----------------------
                                                            Authorized Signature